EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218466 on Form S-3 and in Registration Statements No. 333-191916 and No. 333-219402 on Form S-8 of our reports dated February 28, 2020, relating to the consolidated financial statements of CatchMark Timber Trust, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Atlanta, GA
February 28, 2020